UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 16, 2025
__________________
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
__________________

Federally chartered corporation of the United States	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends the Form 8-K filed by the Federal Home Loan Bank of San Francisco ("Bank") on November 19, 2025, to add information about the Committees of the Bank’s Board of Directors ("Board") on which Directors Banafsheh Akhlaghi, Lori R. Gay, and Joan Opp will serve in 2026.

The Board has appointed Ms. Akhlaghi, Ms. Gay, and Ms. Opp to the Board’s Committees as follows:

Banafsheh Akhlaghi – Vice Chair of the Board of Directors, Chair of the Governance Committee, Vice Chair of the Compensation and Human Resources Committee, Member of the Affordable Housing and Community Investment, Audit, and Succession Planning Committees.

Lori R. Gay – Chair of the Affordable Housing and Community Investment Committee, Vice Chair of the Audit Committee, and Member of the Member Services and Public Affairs Committee.

Joan Opp – Chair of the Board of Directors and Chair of the Succession Planning Committee.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: December 16, 2025	By:	/s/ Andrea C. Brunetti
Andrea C. Brunetti Senior Vice President, Interim Chief Legal Officer and Corporate Secretary